                                                                       Exhibit 11

                         WISCONSIN PUBLIC SERVICE CORPORATION
                         ------------------------------------
  INFORMATION WITH RESPECT TO THE COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
  ---------------------------------------------------------------------------------

                                                               Three Months Ended
                                                                    March 31
                                                            -------------------------
                                                                  (Thousands)
                                                              1994            1993
                                                              ----            ----
SHARES OF COMMON STOCK OUTSTANDING AT
BEGINNING OF PERIOD                                          23,897          23,846

SHARES OF COMMON STOCK ISSUED DURING
THIS PERIOD -
                             Number
Date of Issue               of Shares
- - -------------               ---------
January 27, 1993                 10,341                                          10
February 26, 1993                 9,434                                          10
March 20, 1993                   22,142                                          22
March 24, 1993                    8,901                                           9
                                                             ------          ------
SHARES OF COMMON STOCK OUTSTANDING AT
END OF PERIOD                                                23,897          23,897
                                                             ======          ======
COMPUTATION OF DAILY WEIGHTED AVERAGE
SHARES OUTSTANDING:

Shares of common stock outstanding at
beginning of period -

                  Number     Number
                    of         of
                   Days      Shares
                   ----      ------
March 31, 1994        90     23,896,962                   2,150,727
March 31, 1993        26     23,846,144                                     620,000

SHARES OF COMMON STOCK OUTSTANDING
AFTER SHARES ISSUED DURING THE PERIOD -

                  Number     Number
                    of         of
                   Days      Shares
                   ----      ------
March 31, 1993        30     23,856,485                                     715,695
March 31, 1993        22     23,865,919                                     525,050
March 31, 1993         4     23,888,061                                      95,552
March 31, 1993         8     23,896,962                                     191,176
                                                          ---------       ---------
Total days shares outstanding                             2,150,727       2,147,473
                                                          =========       =========
AVERAGE NUMBER OF SHARES OF COMMON
STOCK OUTSTANDING BASED ON DAILY
WEIGHTED AVERAGE COMPUTATIONS                                23,897          23,861
                                                          =========       =========
EARNINGS ON COMMON STOCK, as set forth
in statements of income                                     $21,598         $20,171
                                                          =========       =========
EARNINGS PER SHARE OF COMMON STOCK
BASED ON WEIGHTED AVERAGE SHARES
OUTSTANDING                                                  $0.90            $0.85
                                                          =========       =========

The accompanying notes to financial statements are an integral part of these statements.
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